As filed with the Securities and Exchange Commission on June 7, 2018

 Registration No. 333-214959

Registration No. 333-209465

Registration No. 333-198944

Registration No. 333-187764

Registration No. 333-180378

Registration No. 333-163291

Registration No. 333-157387

Registration No. 333-148196

Registration No. 333-139134

Registration No. 333-132155

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-214959

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-209465

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-198944

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-187764

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-180378

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-163291

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-157387

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-148196

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-139134

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-132155

UNDER

THE SECURITIES ACT OF 1933

DEX LIQUIDATING CO.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

94-3287832

(IRS Employer Identification No.)

7 West 41st Avenue - #245

San Mateo, CA 94403

(Address, including Zip Code, of Principal Executive Offices)

2016 Equity Incentive Plan

2016 Employee Stock Purchase Plan

Inducement Plan

2005 Equity Incentive Plan

1997 Equity Incentive Plan

(Full title of the plan)

Matthew English

Chief Restructuring Officer

Dex Liquidating Co.

7 West 41st Avenue - #245

San Mateo, CA 94403

(Name and address of agent for service)

(650) 364-9975

(Telephone number, including area code, of agent for service)

Copies to:

Nancy H. Wojtas

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☐	Accelerated filer☐	Non-accelerated filer☐	Smaller reporting company☑
		(Do not check if a smaller reporting company)	Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements of Dex Liquidating Co. (previously Dextera Surgical Inc., and before that Cardica, Inc., the “Company”) on Form S-8 (collectively, the “Registration Statements”):

1.              Registration No. 333-214959, registering 649,840 shares of Common Stock, par value $.001 per share (“Common Stock”), of the Company under the Company’s 2016 Equity Incentive Plan, and 300,000 shares of Common Stock under the Company’s 2016 Employee Stock Purchase Plan, effective December 7, 2016, as previously filed with the Securities and Exchange Commission (“SEC”) on December 7, 2016.

2.              Registration No. 333-209465, registering 5,291,169 shares of Common Stock under the Company’s Inducement Plan, and 6,000,000 shares of Common Stock under the Company’s 2016 Equity Incentive Plan, effective February 10, 2016, as previously filed with the SEC on February 10, 2016.

3.              Registration No. 333-198944, registering 1,000,000 shares of Common Stock under the Company’s 2005 Equity Incentive Plan, and effective September 25, 2014, as previously filed with the SEC on September 25, 2014.

4.              Registration No. 333-187764, registering 750,000 shares of Common Stock under the Company’s 2005 Equity Incentive Plan, and effective April 5, 2013, as previously filed with the SEC on April 5, 2013.

5.              Registration No. 333-180378, registering 1,250,000 shares of Common Stock under the Company’s 2005 Equity Incentive Plan, and effective March 27, 2012, as previously filed with the SEC on March 27, 2012.

6.              Registration No. 333-163291, registering 1,750,000 shares of Common Stock under the Company’s 2005 Equity Incentive Plan, and effective November 23, 2009, as previously filed with the SEC on November 23, 2009.

7.              Registration No. 333-157387, registering 500,000 shares of Common Stock under the Company’s 2005 Equity Incentive Plan, and effective February 18, 2009, as previously filed with the SEC on February 18, 2009.

8.              Registration No. 333-148196, registering 500,000 shares of Common Stock under the Company’s 2005 Equity Incentive Plan, and effective December 20, 2007, as previously filed with the SEC on December 20, 2007.

9.              Registration No. 333-139134, registering 250,000 shares of Common Stock under the Company’s 2005 Equity Incentive Plan, and effective December 6, 2006, as previously filed with the SEC on December 6, 2006.

10.              Registration No. 333-132155, registering 981,328 shares of Common Stock under the Company’s 1997 Equity Incentive Plan, and 408,377 shares of Common Stock under the Company’s 2005 Equity Incentive Plan, and effective March 2, 2006, as previously filed with the SEC on March 2, 2006.

The offerings contemplated by the Registration Statements have been terminated.  In accordance with an undertaking made by the Company in Part II of each Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offering, the Company hereby removes from registration all shares registered under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8  to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Mateo, State of California, on June 6, 2018.

Dex Liquidating Co.
By:	/s/ Matthew English
Matthew English
Chief Restructuring Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Matthew English	Chief Restructuring	June 6, 2018
Matthew English	Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Michael A. Bates	Director	June 6, 2018
Michael A. Bates

/s/ Julian Nikolchev	Director	June 6, 2018
Julian Nikolchev

‘